Exhibit 99.1

January 3, 2014

Liberty Media Corporation Announces Proposal to Make Sirius XM Holdings Inc. a Wholly Owned Subsidiary of Liberty; Sirius Shareholders to Receive Newly-Issued Liberty Series C Common Shares; Liberty to Dividend Series C Common Shares Pro Rata to Liberty Record Holders Immediately Prior to Acquisition

ENGLEWOOD, Colo. — (BUSINESS WIRE) — Liberty Media Corporation (“Liberty”) (Nasdaq: LMCA, LMCB) announced today that it has made a proposal to Sirius XM Holdings Inc. (Nasdaq: SIRI) (“Sirius”) that outlines the terms by which Sirius public shareholders would become shareholders of Liberty in a tax-free transaction in which each share of Sirius common stock would be converted into 0.0760 of a new share of Liberty Series C common stock, and, immediately prior to such conversion, Liberty intends to distribute, on a 2:1 basis, shares of Liberty’s Series C common stock to all holders of record of Liberty’s Series A and B common stock to create a liquid trading market for Liberty’s Series C common stock. (The foregoing exchange ratio would be equivalent to a 0.0253 exchange ratio prior to the distribution of the Liberty Series C common stock dividend.)  Upon the completion of the proposed transaction, Liberty expects that Sirius’ public shareholders would own approximately 39% of Liberty’s then-outstanding common stock.

“Our proposal will allow Sirius public shareholders to convert from a non-controlling stake in a subsidiary into a direct equity position in Liberty, the parent company,” said Greg Maffei, Liberty’s President & CEO.  “Sirius shareholders will continue to participate in Sirius’ future prospects along with Liberty’s broader portfolio of businesses and opportunities.  We believe the combined company will have better access to capital and all of Liberty’s shareholders — both its current shareholders and the Sirius shareholders who become Liberty shareholders as a result of the proposed transaction — will enjoy enhanced liquidity as shareholders of a $27 billion market capitalization company.”

“The proposed transaction is an important step in the growth of both companies,” said John Malone, Liberty’s Chairman.  “It will enable us to focus our energies on the pursuit of new opportunities across the expanded portfolio of Liberty’s businesses and to optimize our capital structure to produce the maximum possible returns to all shareholders.”

The Series C common stock would be Liberty’s largest and most liquid series of stock.  The proposed exchange ratio of 0.0760 would value Sirius common shares at approximately $3.68 per share based on closing prices of Liberty’s shares on Friday, January 3, 2014.  This exchange ratio represents a 4.5% premium to the exchange ratio implied by the closing prices of Liberty’s and Sirius’ shares on Thursday, January 2, 2014 and a 3.1% premium to the exchange ratio implied by the closing share prices of Friday, January 3, 2014.

As explained in the proposal letter sent to Sirius, which will be filed promptly with the SEC, the proposed transaction would be subject to the negotiation and execution of mutually acceptable definitive transaction documents, the terms of which would be approved by a special committee of independent directors of Sirius, and would also be subject to a majority of the minority vote of the Sirius public shareholders.  The approval by the Liberty shareholders of the issuance of the Series C common shares in the proposed transaction would also be required under applicable Nasdaq Stock Market requirements.  Other than applicable filings with the Securities and Exchange Commission, Liberty does not anticipate that any additional regulatory approvals would be required.

Conference Call

Liberty Media will host a live webcast today at 5:00 p.m. ET (3:00 p.m. MT) to discuss this announcement.  Please call Premiere Conferencing at (888) 417-2254 or (719) 457-2647 at least 10 minutes prior to the call.  Callers will need to be on a touch-tone telephone to ask questions.  The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed after all appropriate filings have been made with the SEC through 7:30 p.m. (ET) on Friday, January 10th (ET) by dialling (888) 203-1112 or (719) 457-0820 plus the passcode 2899775.

In addition, the call will be broadcast live via the Internet.  All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast.  Links to the replay of the call will be available on the Liberty Media website after all appropriate filings have been made with the SEC.  The conference call will be archived on the website for one year.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed acquisition of the shares of Sirius not currently owned by Liberty and its subsidiaries, the issuance and trading of the Series C common stock, anticipated benefits of the proposed transaction and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Liberty to negotiate mutually satisfactory definitive transaction documents with Sirius, the ability of Liberty and Sirius to complete any such proposed transaction, the ability of Liberty to complete the distribution of its Series C common shares, the ability of the combined company to realize the expected benefits, general market conditions, changes in law and government regulations and other matters affecting the business of Liberty. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Forms 10-Q and 10-K, for additional information about Liberty and about the risks and uncertainties related to its business which may affect the statements made in this press release.

Additional Information

Nothing in the foregoing communications shall constitute a solicitation to buy or an offer to sell Liberty’s Series C common shares or Liberty’s existing common stock. The offer and sale of Series C common shares in the proposed transaction will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because they will contain important information about the issuance of shares in the proposed transaction. Copies of Liberty’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the Series C common shares in the proposed transaction. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Sirius, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation

Courtnee Ulrich, 720-875-5420